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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITOR'S CONSENT


         We consent to the incorporation by reference in this Proxy Statement of United Shipping & Technology, Inc. relating to a special meeting of shareholders of our report dated August 13, 1999, relating to the consolidated financial statements of United Shipping & Technology, Inc. and Subsidiaries as of June 30, 1999 and for the year then ended, which report appears in the July 1, 2000, annual report on Form 10-KSB/A of United Shipping & Technology, Inc.


LURIE, BESIKOF, LAPIDUS & CO., LLP

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Minneapolis, Minnesota

July 30, 2001